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                                                              Exhibit (g)(5)

AUTOMATIC YRT
REINSURANCE AGREEMENT

between

IDS LIFE INSURANCE COMPANY OF NEW YORK
ALBANY, NEW YORK
              (hereinafter referred to as the "Ceding Company")

and

[NAME OF REINSURANCE COMPANY]
[CITY AND STATE OF REINSURANCE COMPANY]
                (hereinafter referred to as the "Reinsurer")

Effective August 18, 2003

Treaty # 0322-6606



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                                      2

TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

ARTICLE 1 - PREAMBLE......................................................  5
             1.1  Parties to the Agreement
             1.2  Construction
             1.3  Entire Agreement

ARTICLE 2 - AUTOMATIC REINSURANCE.........................................  6

ARTICLE 3 - FACULTATIVE REINSURANCE.......................................  7

ARTICLE 4 - COMMENCEMENT OF LIABILITY.....................................  8
             4.1  Automatic Reinsurance
             4.2  Facultative Reinsurance
             4.3  Conditional Receipt or Temporary Insurance

ARTICLE 5 - REINSURED RISK AMOUNT.........................................  9

ARTICLE 6 - PREMIUM ACCOUNTING............................................ 10
             6.1  Premiums
             6.2  Payment of Premiums
             6.3  Overpayment of Premiums
             6.4  Delayed Payment
             6.5  Underpayment of Premiums
             6.6  Failure to Pay Premiums
             6.7  Premium Rate Guarantee

ARTICLE 7 - REDUCTIONS, TERMINATIONS AND CHANGES.......................... 13
             7.1  Reductions and Terminations
             7.2  Increases
             7.3  Risk Classification Changes
             7.4  Reinstatement
             7.5  Nonforfeiture Benefits

ARTICLE 8 - CONVERSIONS AND REPLACEMENTS.................................. 15
             8.1  Conversions
             8.2  Exchanges and Replacements
             8.3  Policy Split Option

ARTICLE 9 - CLAIMS........................................................ 16
             9.1  Notice
             9.2  Proofs
             9.3  Amount and Payment of Reinsurance Benefits
             9.4  Contestable Claims
             9.5  Claim Expenses
             9.6  Misrepresentation or Suicide
             9.7  Misstatement of Age or Sex
             9.8  Extra-Contractual Damages


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                                     3


ARTICLE 10 - CREDIT FOR RESERVES.......................................... 19
             10.1  Reserve Methodology and Reporting

ARTICLE 11 - RETENTION LIMIT CHANGES...................................... 20

ARTICLE 12 - RECAPTURE.................................................... 21

ARTICLE 13 - GENERAL PROVISIONS........................................... 23
             13.1  Currency
             13.2  Premium Tax
             13.3  Minimum Cession
             13.4  Inspection of Records
             13.5  Interest Rate
             13.6  Good Faith; Financial Solvency

ARTICLE 14 - DAC TAX...................................................... 24

ARTICLE 15 - OFFSET....................................................... 25

ARTICLE 16 - INSOLVENCY................................................... 26
             16.1  Insolvency of a Party to this Agreement
             16.2  Insolvency of the Ceding Company
             16.3  Insolvency of the Reinsurer

ARTICLE 17 - ERRORS AND OMISSIONS......................................... 28

ARTICLE 18 - DISPUTE RESOLUTION........................................... 29

ARTICLE 19 - ARBITRATION.................................................. 30

ARTICLE 20 - CONFIDENTIALITY.............................................. 32

ARTICLE 21 - SEVERABILITY................................................. 33

ARTICLE 22 - DURATION OF AGREEMENT........................................ 34

ARTICLE 23 - EXECUTION.................................................... 35



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EXHIBITS

A - RETENTION LIMITS OF THE CEDING COMPANY

B - PLANS COVERED AND BINDING LIMITS

C - FORMS, MANUALS, AND ISSUE RULES

D - REINSURANCE PREMIUMS

E - SELF-ADMINISTERED REPORTING

F - APPLICATION FOR FACULTATIVE REINSURANCE FORM



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                                     5

                                                                   ARTICLE 1

                                                                    PREAMBLE

1.1    PARTIES TO THE AGREEMENT

       This is a YRT agreement for indemnity reinsurance (the "Agreement") solely between IDS Life Insurance Company of New York (the "Ceding Company"), and [name of reinsurance company] of [city and state of reinsurance company] (the "Reinsurer"), collectively referred to as the "parties".

       The acceptance of risks under this Agreement will create no right or legal relationship between the Reinsurer and the insured, owner or beneficiary of any insurance policy or other contract of the Ceding Company. The Ceding Company agrees that it will not make the Reinsurer a party to any litigation between any third party and the Ceding Company. The Ceding Company and the Reinsurer will not disclose the other's name to these third parties with regard to the agreements or transactions that are between the Ceding Company and the Reinsurer, unless the Ceding Company or the Reinsurer gives prior written approval for the use of its own name.

       The terms of this Agreement are binding upon the parties, their representatives and assigns. The parties to this Agreement are bound by ongoing and continuing obligations and liabilities until this Agreement terminates pursuant to Article 22. This Agreement shall not be bifurcated, partially assigned or partially assumed.

1.2    CONSTRUCTION

       This Agreement will be construed in accordance with the laws of the state of New York.

1.3    ENTIRE AGREEMENT

       This Agreement constitutes the entire agreement between the parties with respect to the business reinsured hereunder. There are no understandings between the parties other than as expressed in this Agreement. Any change or modification to this Agreement will be null and void unless made by amendment to this Agreement and signed by both parties.


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                                      6

                                                                   ARTICLE 2

                                                       AUTOMATIC REINSURANCE

2.1 On and after the effective date of this Agreement, the Reinsurer will automatically accept a portion of the life insurance policies, supplementary benefits, and riders directly written by the Ceding Company and listed in Exhibit B - Plans Covered and Binding Limits. Any policies acquired through merger with another company, reinsurance, or purchase of another company's policies are not included under the terms of this Agreement. The Reinsurer will automatically accept its share of the above-referenced policies within the limits shown in Exhibit B, provided that:

       (a) the Ceding Company keeps its retention, as shown in Exhibit A - Retention Limits of the Ceding Company, and

       (b) the Ceding Company applies its normal underwriting guidelines, as stated in Exhibit C - Forms, Manuals and Issue Rules, and

       (c) the sum of all amounts in force and applied for on the joint lives with the Ceding Company, excluding amounts being internally replaced, does not exceed the Automatic Binding Limits set out in Exhibit B, and

       (d) the amount of life insurance in force in all companies, including any coverage to be replaced plus the amount currently applied for on that life in all companies, does not exceed the Jumbo Limit stated in Exhibit B, and

       (e) the application is on a life that has not been submitted facultatively to the Reinsurer or any other reinsurer within the last 2 years, unless the reason for any prior facultative submission was solely for capacity that may now be accommodated within the terms of this Agreement.

       The Ceding Company may cede reinsurance automatically on international clients underwritten in accordance with the agreed upon guidelines in Exhibit B. This Agreement applies only to the issuance of insurance by the Ceding Company in a jurisdiction in which it is properly licensed.

       If the Ceding Company already holds its full retention on a life under previously issued policies, the Reinsurer will automatically accept reinsurance up to the limits shown in Exhibit B.

       The Ceding Company may not reinsure the amount it has retained on the business covered under this Agreement on any basis without the Reinsurer's written consent.


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                                     7

                                                                   ARTICLE 3

                                                     FACULTATIVE REINSURANCE

3.1 The Ceding Company may submit any application on a plan or rider identified in Exhibit B - Plans Covered and Binding Limits, to the Reinsurer for its consideration on a facultative basis.

       The Ceding Company will apply for reinsurance on a facultative basis by sending to the Reinsurer an Application for Facultative Reinsurance, providing information similar to the example outlined in Exhibit F - Application for Facultative Reinsurance. Accompanying this Application will be copies of all underwriting evidence that is available for risk assessment including, but not limited to, copies of the application for insurance, medical examiners' reports, attending physicians' statements, inspection reports, and any other information bearing on the insurability of the risk. The Ceding Company also will notify the Reinsurer of any outstanding underwriting requirements at the time of the facultative submission. Any subsequent information received by the Ceding Company that is pertinent to the risk assessment will be immediately transmitted to the Reinsurer.

       After consideration of the Application for Facultative Reinsurance and related information, the Reinsurer will promptly inform the Ceding Company of its underwriting decision. The Reinsurer's offer will expire at the end of 120 days, unless otherwise specified by the Reinsurer.

       If the Ceding Company accepts the Reinsurer's offer, then the Ceding Company will note its acceptance in its underwriting file and submit all relevant individual policy information in its next statement to the Reinsurer.

       The relevant terms and conditions of the Agreement will apply to those facultative offers made by the Reinsurer which are accepted by the Ceding Company.



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                                                                   ARTICLE 4

                                                   COMMENCEMENT OF LIABILITY

4.1    AUTOMATIC REINSURANCE

       For automatic reinsurance, the Reinsurer's liability will commence at the same time as the Ceding Company's liability.

4.2    FACULTATIVE REINSURANCE

       For facultative reinsurance, the Reinsurer's liability will commence once the Ceding Company has accepted the Reinsurer's offer and the policy has been issued.

4.3    CONDITIONAL RECEIPT OR TEMPORARY INSURANCE

       The Reinsurer will not be liable for benefits under the Ceding Company's conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage under Article 2 of this Agreement are met. The Reinsurer's liability under the Ceding Company's conditional receipt or temporary insurance agreement is limited to the least of i., ii. or iii., below:

       i. The Automatic Binding Limits with the Reinsurer shown in Section B.3 of Exhibit B.

       ii. The amount for which the Ceding Company is liable, less the amount retained, as set forth in Exhibit A, less any amount of reinsurance with other reinsurers.

       iii. The Reinsurer's proportionate share of [dollar amount], or the Reinsurer's proportionate share of [dollar amount], if the Ceding Company is ordered to pay such higher amount by a court of competent jurisdiction.

       The pre-issue liability applies only once on any given life regardless of how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy has been issued, no reinsurance benefits are payable under this pre-issue coverage provision.

       In the event that the Ceding Company's rules with respect to cash handling and the issuance of conditional receipt or temporary insurance are not followed, the Reinsurer will participate in the liability if the conditions for automatic reinsurance are met and the Ceding Company does not knowingly allow such rules to be violated or condone such a practice.


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                                     9

                                                                   ARTICLE 5

                                                       REINSURED RISK AMOUNT

5.1 Reinsured risk amounts will be calculated on each policy anniversary; during a policy year, reinsured risk amounts are adjusted if and only if there is an increase or decrease in policy specified amount.

       If the net amount at risk on a reinsured policy drops below the Ceding Company's limit of retention as defined in Exhibit A - Retention Limits of the Ceding Company, then the Ceding Company will terminate the reinsurance on the policy. If the net amount at risk subsequently increases above the Ceding Company's retention, then the excess amounts over the retention limit will continue to be retained by the Ceding Company, unless the increase is due to an underwritten, non-contractual increase. In the event of such a non-contractual increase, the Ceding Company may reinsure the total net amount at risk in excess of the retention limit.

       Option 1, Base Policy: The Net Amount at Risk is equal to the Death
       ----------------------
       Benefit minus the Policy Value, where the Death Benefit is the greater of the Specified Amount or the Policy Value multiplied by the tax corridor. The Reinsured Net Amount at Risk is defined as the net amount at risk at the most recent policy anniversary, or subsequent policy change date if applicable, less the Ceding Company's retention on the policy, and for automatic policies, multiplied by the Reinsurer's percentage share as shown in Exhibit B - Plans Covered and Binding Limits.

       Option 2, Base Policy: The Net Amount at Risk is equal to the Death
       ----------------------
       Benefit minus the Policy Value, where the Death Benefit is the greater of the Specified Amount plus the Policy Value or the Policy Value multiplied by the tax corridor. The Reinsured Net Amount at Risk is defined as the net amount at the most recent policy anniversary, or subsequent policy change date if applicable, less the Ceding Company's retention on the policy, and for automatic policies, multiplied by the Reinsurer's percentage share as shown in Exhibit B.

       Other Insured Riders: For Survivor Term Rider and Four-Year Term
       ---------------------
       Rider, the Net Amount at Risk is the Specified Amount of the Rider. The Policy Split Option rider does not contribute to total risk amount. The Reinsured Net Amount at Risk is defined as the Specified Amount of the Rider at the most recent policy anniversary, or subsequent policy change date if applicable, less the Ceding Company's retention, and for automatic policies, multiplied by the Reinsurer's percentage share as shown in Exhibit B.


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                                     10

                                                                   ARTICLE 6

                                                          PREMIUM ACCOUNTING

6.1    PREMIUMS

       Reinsurance premium rates for life insurance and other benefits reinsured under this Agreement are shown in Exhibit D - Reinsurance Premiums. The rates will be applied to the reinsured net amount at risk.

       The Reinsurer will pay to the Ceding Company the allowances shown in Exhibit D.

       Premium adjustments due either party will be calculated and paid in the event of mid-year policy increases, terminations, death claims, and other changes as appropriate.

6.2    PAYMENT OF PREMIUMS

       Reinsurance premiums are payable annually in advance. The Ceding Company will calculate the amount of reinsurance premium due and, within 30 days after the end of the month, will send the Reinsurer a statement that contains the information shown in Exhibit E - Self-Administered Reporting, showing reinsurance premiums due for that period. If an amount is due the Reinsurer, the Ceding Company will remit that amount together with the statement. If an amount is due the Ceding Company, the Reinsurer will remit such amount within 15 days of receipt of the statement.

6.3    OVERPAYMENT OF PREMIUMS

       If the Ceding Company overpays a reinsurance premium and the Reinsurer accepts the overpayment, the Reinsurer's acceptance will not constitute nor create a reinsurance liability nor result in any additional reinsurance. Instead, the Reinsurer will be liable to the Ceding Company for a credit in the amount of the overpayment, without interest.

6.4    DELAYED PAYMENT

       Premium balances that remain unpaid for more than 30 days after the Remittance Date will incur interest from the end of the reporting period. The Remittance Date is defined as 30 days after the end of the reporting period. Interest will be calculated using the index specified in Article 13.5 - Interest Rate.

6.5    UNDERPAYMENT OF PREMIUMS

       If the Ceding Company fails to make a full premium payment for a policy or policies reinsured hereunder, due to an error or omission as described in Article 17, the amount of reinsurance coverage provided by the Reinsurer shall not be reduced. However, once the underpayment is discovered, the Ceding Company will be required to pay to the Reinsurer the difference between the full premium amount and the amount actually paid, without


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                                     11

       interest. If payment of the full premium is not made within 60 days after the discovery of the underpayment, the underpayment shall be treated as a failure to pay premiums and will be subject to Article 6.6, below.

6.6    FAILURE TO PAY PREMIUMS

       The payment of reinsurance premiums is a condition precedent to the liability of the Reinsurer for reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid within sixty (60) days of the Remittance Date, the Reinsurer will have the right to terminate the reinsurance under this Agreement. If the Reinsurer elects to exercise its right of termination, it will give the Ceding Company 30 day written notice of its intention. Such notice will be sent by certified mail.

       If all reinsurance premiums in arrears, including any that become in arrears during the 30-day notice period, are not paid before the expiration of the notice period, the Reinsurer will be relieved of all liability under those policies as of the last date of the 30-day notice period.

       Terminated reinsurance may be reinstated, subject to written approval by the Reinsurer, and upon payment of all reinsurance premiums in arrears including any interest accrued thereon. The Reinsurer will have no liability for any claims incurred between the date of termination and the date of the reinstatement of the reinsurance. The right to terminate reinsurance will not prejudice the Reinsurer's right to collect premiums for the period during which reinsurance was in force prior to the expiration of the 30 days notice. It is further understood that, if this Agreement terminates under the terms of this Article, the Reinsurer will return to the Ceding Company any unearned premiums due. The refund will be on a prorated basis without interest from the date of the termination of the policy to the date through which a reinsurance premium had been paid.

       The Ceding Company will not force termination under the provisions of this Article solely to avoid the provisions of Article 12 - Recapture, or to transfer the reinsured policies to another reinsurer.

6.7    PREMIUM RATE GUARANTEE

       The Ceding Company agrees to notify the Reinsurer of any intent to increase current cost of insurance rates charged for new or existing business.

       For the reinsurance of new business, the Reinsurer reserves the right to change reinsurance rates after 90 days written notice.

       For the ongoing reinsurance of existing in force business, the Reinsurer will accept YRT reinsurance at the current reinsurance premium rates, as shown in Exhibit D, unless the Ceding Company increases the current cost of insurance rates charged to the policyholder. The Reinsurer reserves the right to increase the current reinsurance premium rates in the event the Ceding Company increases the current cost of insurance rates charged on the underlying policies.


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       The maximum reinsurance premiums are equal to the statutory valuation premiums for yearly renewable term insurance at the maximum interest rates and minimum mortality rates for each year of issue. Any increases in current reinsurance premium rates will apply as of the date that the Ceding Company's increase in policyholder current cost of insurance rates becomes effective. [terms of rate guarantee redacted]


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                                     13

                                                                   ARTICLE 7

                                        REDUCTIONS, TERMINATIONS AND CHANGES

[terms of rate guarantee redacted]

7.1    REDUCTIONS AND TERMINATIONS

       In the event of the reduction, lapse, or termination of a policy or policies reinsured under this Agreement or any other agreement, the Ceding Company will, in order to maintain its full retention, reduce or terminate reinsurance on that life. The reinsured amount will be reduced, effective on the same date, by the full amount of the reduction of the affected policies. The reinsurance reduction will apply first to the policy or policies being reduced and then, on a chronological basis, to other reinsured policies on the life, beginning with the most recent policy. If the amount of reduction exceeds the risk amount reinsured, the reinsurance on the policy or policies will be terminated.

       If the reinsurance for a policy has been placed with more than one reinsurer, the reduction will be applied to all reinsurers pro rata to the amounts originally reinsured.

       If a fully retained policy on a life that is reinsured under this Agreement is terminated or reduced, the Ceding Company will reduce the existing reinsurance on that life by a corresponding amount, with the reinsurance on the most recent policy being reduced first.

7.2    INCREASES

       Noncontractual Increases
       ------------------------
       If the amount of insurance is increased as a result of a noncontractual change, the increase will be underwritten by the Ceding Company in accordance with its customary standards and procedures. The policy will be reinsured under this Agreement using the adjusted risk amount. For the purposes of reinsurance, the original age and duration of the policy will be used for the new adjusted risk amount. The underwriting class, however, will be based on the most recent assessment and may differ for the original amount and any subsequent increases. The Reinsurer's approval is required if the original policy was reinsured on a facultative basis or if the new amount will cause the total amount on the lives to exceed either the Automatic Binding Limits or the Jumbo Limits shown in Exhibit B - Plans Covered and Binding Limits.

       Contractual Increases
       ---------------------
       There are no contractual increases applicable to the policies covered under this Agreement.


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7.3    RISK CLASSIFICATION CHANGES

       If the policyholder requests a Table Rating reduction or removal of a Flat Extra, such change will be underwritten according to the Ceding Company's normal underwriting practices. Risk classification changes on facultative policies will be subject to the Reinsurer's approval.

7.4    REINSTATEMENT

       If a policy is reinstated in accordance with its terms and in accordance with Ceding Company rules and procedures, the Reinsurer will, upon notification of reinstatement, reinstate the reinsurance coverage. If the policy was facultatively reinsured, approval by the Reinsurer will only be required prior to the reinstatement of the reinsurance if the Ceding Company's regular reinstatement rules indicate that more evidence than a Statement of Good Health is required or if the policy has been lapsed for more than 90 days. Upon reinstatement of the reinsurance coverage, the Ceding Company will pay the reinsurance premiums that would have accrued had the policy not lapsed, together with interest at the same rate as the Ceding Company receives under its policy, and for the period for which the Ceding Company received premiums in arrears and interest.

7.5    NONFORFEITURE BENEFITS

       Nonforfeiture benefits are not applicable to policies reinsured under this Agreement.


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                                     15

                                                                   ARTICLE 8

                                                CONVERSIONS AND REPLACEMENTS

If a policy reinsured under this Agreement is exchanged or replaced, the Ceding Company will promptly notify the Reinsurer. Unless mutually agreed otherwise, policies that are not reinsured with the Reinsurer and that exchange or convert to a plan covered under this Agreement will not be reinsured hereunder.

8.1    CONVERSIONS

       Conversions are not applicable to policies reinsured under this Agreement.

8.2    EXCHANGES AND REPLACEMENTS

       A policy resulting from an internal exchange or replacement will be underwritten by the Ceding Company in accordance with its underwriting guidelines, standards and procedures for exchanges and replacements. All internal exchanges to Succession Select from the current joint life last survivor product that are over 120 days old will be fully underwritten and will be treated as new business under this Agreement. Additionally, policies that are 120 days old or less may be exchanged without penalty to Succession Select within 120 days of the product's introduction in the state in which the original policy was signed. All such exchanges will be treated as new business for reinsurance purposes.

8.3    POLICY SPLIT OPTION

       The Reinsurer will continue to reinsure the two policies ("Opted Policies") resulting from exercise of any policy split option rider reinsured under this Agreement. If the original policy was ceded automatically, Ceding Company will continue reinsurance (using the original proportionate share under this Agreement) on the Opted policy as necessary to bring retained risk on the life, whether on the Opted policy or another policy, to 50% of the retention limit shown in Exhibit A for the original policy. If the original policy was ceded facultatively, on each Opted Policy Ceding Company will continue reinsurance consistent with the original cession. If the plan of the Opted Policy is reinsured by the Reinsurer, either under this Agreement or under a different Agreement, reinsurance premium rates for the Opted Policy will be those contained in the Agreement that covers the new plan. However, if the new plan is not reinsured by the Reinsurer, reinsurance premiums for the Opted Policy will be agreed between the parties. Reinsurance premiums and any allowances for Opted Policies will be on a point-in-scale basis from the original issue age of the policy.


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                                     16

                                                                   ARTICLE 9

                                                                      CLAIMS

Claims covered under this Agreement include only death claims, which are those due to the death of the insured on a policy reinsured under this Agreement, and any additional benefits specified in Exhibit B - Plans Covered and Binding Limits, which are provided by the underlying policy and are reinsured under this Agreement.

9.1    NOTICE

       The Ceding Company will notify the Reinsurer, as soon as reasonably possible, after it receives a claim on a policy reinsured under this Agreement. The Ceding Company, if notified, will also notify the Reinsurer at time of the first death.

9.2    PROOFS

       The Ceding Company will promptly provide the Reinsurer with proper claim proofs, including a copy of the proof of payment by the Ceding Company, and a copy of the insured's death certificate. In addition, for contestable claims, the Ceding Company will send to the Reinsurer a copy of all papers in connection with the claim.

9.3    AMOUNT AND PAYMENT OF REINSURANCE BENEFITS

       As soon as the Reinsurer receives proper claim notice and proof of the claim, the Reinsurer will promptly pay the Reinsurer's share of the reinsurance benefits due the Ceding Company. The Ceding Company's contractual liability for policies reinsured under this Agreement is binding on the Reinsurer, provided that generally accepted industry practices are followed in the adjudication of the claim. When a death occurs within the contestable period and reinsurance was ceded facultatively, then all papers connected with the claim furnished to the Ceding Company by the Beneficiary/Owner will be submitted to the Reinsurer for comment before the Ceding Company admits liability or makes any settlement with its claimant. The Reinsurer will review all the claim papers and respond within 5 working days after the receipt of all necessary papers. However, such consultation will not impair the Ceding Company's freedom to determine the proper action on the claim and the settlement made by the Ceding Company will still be unconditionally binding on the Reinsurer.

       The total reinsurance recoverable from all companies will not exceed the Ceding Company's total contractual liability on the policy, less the amount retained. The maximum reinsurance death benefit payable to the Ceding Company under this Agreement is the risk amount specifically reinsured with the Reinsurer. The Reinsurer will also pay its proportionate share of interest that the Ceding Company pays on the death proceeds until the date of settlement.

       Death benefit payments will be made in a single sum, regardless of the Ceding Company's settlement options.


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                                     17

9.4    CONTESTABLE CLAIMS

       The Ceding Company will promptly notify the Reinsurer of its intention to contest, compromise, or litigate a claim involving a reinsured policy. The Ceding Company will also promptly and fully disclose all information relative to the claim. If the Reinsurer accepts participation, the Reinsurer will promptly notify the Ceding Company in writing. The Ceding Company will then promptly advise the Reinsurer of all significant developments in the claim investigation, including notification of any legal proceedings against it in response to a denial of a claim.

       If the Reinsurer does not accept participation, the Reinsurer will then fulfill its obligation by paying the Ceding Company its full share of reinsurance and will not share in any subsequent reduction or increase in liability.

       If the Reinsurer accepts participation and the Ceding Company's contest, compromise, or litigation results in a reduction or increase in liability, the Reinsurer will share proportionately in any such reduction or increase, subject to the terms of Article 9.8.

9.5    CLAIM EXPENSES

       The Reinsurer will pay its share of reasonable claim investigation and legal expenses connected with the litigation of contractual liability claims unless the Reinsurer has discharged its liability pursuant to Section 9.4 above. If the Reinsurer has so discharged its liability, the Reinsurer will not participate in any expenses incurred thereafter.

       The Reinsurer will not reimburse the Ceding Company for routine claim and administration expenses, including the Ceding Company's home office expenses and any legal expenses other than third party expenses incurred by the Ceding Company. Claim investigation expenses do not include expenses incurred by the Ceding Company as a result of a dispute or contest arising out of conflicting claims of entitlement to policy proceeds or benefits.

9.6    MISREPRESENTATION OR SUICIDE

       If the Ceding Company returns premium to the policyowner or beneficiary as a result of misrepresentation or suicide of the insured, the Reinsurer will refund all reinsurance premiums received on that policy without interest to the Ceding Company in lieu of any other form of reinsurance benefit payable under this Agreement.

9.7    MISSTATEMENT OF AGE OR SEX

       In the event of a change in the amount of the Ceding Company's liability on a reinsured policy due to a misstatement of age or sex, the Reinsurer's liability will change proportionately. Reinsurance premiums will be adjusted from the inception of the policy, and any difference will be settled without interest.


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                                     18

9.8    EXTRA-CONTRACTUAL DAMAGES

       The Reinsurer will not participate in and shall not be liable to pay the Ceding Company or others for any amounts in excess of the Reinsurer's share of the net amount at risk on the mortality risk reinsured hereunder. Extracontractual damages or liabilities and related expenses and fees are specifically excluded from the reinsurance coverage provided under this Agreement. [terms of extra-contractual damages redacted]

       The excluded extracontractual damages shall include, by way of example and not limitation:

       i     Actual and consequential damages;
       ii.   Damages for emotional distress or oppression;
       iii.  Punitive, exemplary or compensatory damages;
       iv.   Damages or fines;
       v.    Amounts in excess of the risk reinsured hereunder that the
             Ceding Company pays to settle a dispute or claim;
       vi.   Third-party attorney fees, costs, and expenses.

       However, for claim denials and rescissions, the Reinsurer will reimburse the Ceding Company for the Ceding Company's extracontractual damages that result from the Reinsurer's actions that directly and proximately cause such extracontractual damages. Any such reimbursement will be in direct proportion to the Reinsurer's direct and proximate participation in the actions that lead to the extracontractual damages.


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                                     19

                                                                  ARTICLE 10

                                                         CREDIT FOR RESERVES

10.1   RESERVE METHODOLOGY AND REPORTING

       The Parties intend that the Ceding Company will receive statutory reserve credit in its state of domicile for the insurance risks ceded to the Reinsurer. The Parties agree to make all reasonable efforts to ensure that this is accomplished.

       Deficiency reserves are not applicable to the plans reinsured under this Agreement.


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                                     20


                                                                  ARTICLE 11

                                                     RETENTION LIMIT CHANGES

11.1 If the Ceding Company changes its retention limits as shown in Exhibit A - Retention Limits of the Ceding Company, it will provide the Reinsurer with written notice of the intended changes thirty (30) days in advance of their effective date.

       A change to the Ceding Company's retention limits will not affect the reinsured policies in force except as specifically provided elsewhere in this Agreement. Furthermore, unless agreed between the parties, an increase in the Ceding Company's retention schedule will not effect an increase in the total risk amount that it may automatically cede to the Reinsurer.


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                                     21

                                                                  ARTICLE 12

                                                                   RECAPTURE

12.1 Whenever the Ceding Company increases its maximum retention limits over the maximum retention limits set forth in Exhibit A - Retention Limits of the Ceding Company, the Ceding Company has the option to recapture certain risk amounts. If the Ceding Company has maintained its maximum stated retention (not a special retention limit) for the plan and the insured's age, sex, and mortality classification, it may apply its increased retention limits to reduce the amount of reinsurance in force as follows:

       (a) The Ceding Company must give the Reinsurer 90 days written notice prior to its intended date of recapture.

       (b) The reduction of reinsurance on affected policies will become effective on the policy anniversary date immediately following the notice of election to recapture; however, no reduction will be made until a policy has been in force for at least 10 years.

       (c) If any reinsured policy is recaptured, all reinsured policies eligible for recapture under the provisions of this Article must be recaptured up to the Ceding Company's new maximum retention limits in a consistent manner and the Ceding Company must increase its total amount of insurance on each reinsured life. The Ceding Company may not revoke its election to recapture for policies becoming eligible at future anniversaries.

       If portions of the reinsured policy have been ceded to more than one reinsurer, the Ceding Company must allocate the reduction in reinsurance among all the reinsurers so that the relationship of the total reinsurance among the reinsurers in any given layer does not change due to the recapture.

       The amount of reinsurance eligible for recapture is based on the net amount at risk as of the date of recapture. For a policy issued as a result of a fully-underwritten exchange, the policy date and the current duration of the new policy and the recapture provisions under this Agreement will be used.

       After the effective date of recapture, the Reinsurer will not be liable for any reinsured policies or portions of such reinsured policies eligible for recapture that the Ceding Company has overlooked.

       If the Ceding Company transfers business that is reinsured under this Agreement to a successor ceding company, then the successor ceding company has the option to recapture the reinsurance in accordance with the recapture criteria outlined in this Article, but only if the successor ceding company has or adopts a higher retention limit than that applicable to the block of business subject to recapture.


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                                     22

       The terms and conditions for the Ceding Company to recapture reinsured policies, as made necessary by the insolvency of the Reinsurer, are set forth in Article 16.3 Insolvency of the Reinsurer.

       No recapture will be permitted if the Ceding Company has either obtained or increased stop loss reinsurance coverage as justification for the increase in retention limits.


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                                     23

                                                                  ARTICLE 13

                                                          GENERAL PROVISIONS

13.1   CURRENCY

       All payments and reporting by both parties under this Agreement will be made in United States dollars.

13.2   PREMIUM TAX

       The Reinsurer will not reimburse the Ceding Company for premium taxes.

13.3   MINIMUM CESSION

       There are no minimum initial cession limits under this Agreement. The Ceding Company will retain up to an additional 10% over its maximum retention in order to avoid trivial amounts of reinsurance.

13.4   INSPECTION OF RECORDS

       The Reinsurer and the Ceding Company, or their duly authorized representatives, will have the right to inspect original papers, records, and documents relating to the business reinsured under this Agreement. Such access will be provided during regular business hours at the office of the inspected party.

13.5   INTEREST RATE

       If, under the terms of this Agreement, interest is accrued on amounts due either party, such interest will be calculated using the 90 Day Federal Government Treasury Bill rate as reported in the Wall Street Journal in the month following the end of the billing period plus 50 basis points. The method of calculation will be simple interest "Bankers' Rule" (or 360 day year).

13.6   GOOD FAITH; FINANCIAL SOLVENCY

       This Agreement is entered into in reliance on the utmost good faith of the parties including, for example, their warranties, representations and disclosures. It requires the continuing utmost good faith of the parties, their representatives, successors, and assigns. This includes a duty of full and fair disclosure of all information respecting the formation and continuation of this contract and the business reinsured hereunder. Each party represents and warrants to the other party that it is solvent on a statutory basis in all states in which it does business or is licensed. Each party agrees to promptly notify the other if it is subsequently financially impaired.

       In addition, the Ceding Company affirms that it has disclosed and will continue to disclose to the Reinsurer all matters material to this Agreement, such as its underwriting and policy issues (rules, philosophies, practices, and management personnel), its financial condition, studies and reports on the business reinsured, and any change in its ownership or control.


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                                     24

                                                                  ARTICLE 14

                                                                     DAC TAX

14.1 The parties to this Agreement agree to the following provisions pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations effective December 29, 1992, under Section 848 of the Internal Revenue Code of 1986, as amended:

       (a) The term `party' refers to either the Ceding Company or the Reinsurer, as appropriate.

       (b) The terms used in this Article are defined by reference to Regulation Section 1.848-2, effective December 29, 1992.

       (c) The party with the net positive consideration for this Agreement for each taxable year will capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(1).

       (d) Both parties agree to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency, or as otherwise required by the Internal Revenue Service.

       (e) The Ceding Company will submit a schedule to the Reinsurer by April 1 of each year with its calculation of the net consideration for the preceding calendar year. This schedule of calculations will be accompanied by a statement signed by an officer of the Ceding Company stating that the Ceding Company will report such net consideration in its tax return for the preceding calendar year. The Reinsurer may contest such calculation by providing an alternative calculation to the Ceding Company in writing within thirty (30) days of the Reinsurer's receipt of the Ceding Company's calculation. If the Reinsurer does not so notify the Ceding Company within the required timeframe, the Reinsurer will report the net consideration as determined by the Ceding Company in the Reinsurer's tax return for the previous calendar year.

       (f) If the Reinsurer contests the Ceding Company's calculation of the net consideration, the parties will act in good faith to reach an agreement as to the correct amount within thirty (30) days of the date the Reinsurer submits its alternative calculation. If the Ceding Company and the Reinsurer reach an agreement on an amount of net consideration, each party will report the agreed upon amount in its tax return for the previous calendar year.

       (g) Both the Ceding Company and the Reinsurer represent and warrant that they are subject to United States taxation under either Subchapter L or Subpart F of Part III of Subchapter N of the Internal Revenue Code of 1986, as amended.


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                                     25

                                                                  ARTICLE 15

                                                                      OFFSET

15.1 Any debts or credits, in favor of or against either the Reinsurer or the Ceding Company with respect to this Agreement or any other reinsurance agreement between the parties, are deemed mutual debts or credits and will be offset and only the balance will be allowed or paid.

       The right of offset will not be affected or diminished because of the insolvency of either party.


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                                     26

                                                                  ARTICLE 16

                                                                  INSOLVENCY

16.1   INSOLVENCY OF A PARTY TO THIS AGREEMENT

       A party to this Agreement will be deemed insolvent when it:

       (a) applies for or consents to the appointment of a receiver, rehabilitator, conservator, liquidator or statutory successor of its properties or assets; or

       (b)   is adjudicated as bankrupt or insolvent; or

       (c) files or consents to the filing of a petition in bankruptcy, seeks reorganization or an arrangement with creditors or takes advantage of any bankruptcy, dissolution, liquidation or similar law or statute; or

       (d) becomes the subject of an order to rehabilitate or an order to liquidate as defined by the insurance code of the jurisdiction of the party's domicile.

16.2   INSOLVENCY OF THE CEDING COMPANY

       In the event of the insolvency of the Ceding Company, all reinsurance payments will be payable directly to the liquidator, rehabilitator, receiver, or statutory successor of the Ceding Company, without diminution because of the insolvency, for those claims allowed against the Ceding Company by any court of competent jurisdiction or by the liquidator, rehabilitator, receiver or statutory successor having authority to allow such claims.

       In the event of insolvency of the Ceding Company, the liquidator, rehabilitator, receiver, or statutory successor will give written notice to the Reinsurer of all pending claims against the Ceding Company on any policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding. While a claim is pending, the Reinsurer may investigate and interpose, at its own expense, in the proceeding where the claim is adjudicated, any defense or defenses that it may deem available to the Ceding Company or its liquidator, rehabilitator, receiver, or statutory successor.

       The expense incurred by the Reinsurer will be chargeable, subject to court approval, against the Ceding Company as part of the expense of liquidation to the extent of a proportionate share of the benefit that may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are participating in the same claim and a majority in interest elect to interpose a defense or defenses to any such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Company.

       The Reinsurer will be liable only for its proportionate share of the amounts reinsured and will not be or become liable for any amounts or reserves to be held by the Ceding Company on policies reinsured under this Agreement.


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                                     27

16.3   INSOLVENCY OF THE REINSURER

       In the event of the Reinsurer's insolvency and upon giving written notice to the Reinsurer, the Ceding Company may recapture all of the business reinsured by the Reinsurer under this Agreement.

       Any Recapture Fee applicable will be mutually agreed upon by the Company and the Reinsurer, its rehabilitator, conservator, liquidator or statutory successor.


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                                     28

                                                                  ARTICLE 17

                                                        ERRORS AND OMISSIONS

17.1 If through unintentional error, oversight, omission, or misunderstanding (collectively referred to as "errors"), the Reinsurer or the Ceding Company fails to comply with the terms of this Agreement and if, upon discovery of the error by either party, the other is promptly notified, each thereupon will be restored to the position it would have occupied if the error had not occurred, including interest. It is understood, however, that interest will not be included when routine underpayments or overpayments of reinsurance premiums are discovered and promptly corrected according to the terms of this Agreement.

       If it is not possible to restore each party to the position it would have occupied but for the error, the parties will endeavor in good faith to promptly resolve the situation in a manner that is fair and reasonable, and most closely approximates the intent of the parties as evidenced by this Agreement.

       However, the Reinsurer will not provide reinsurance for policies that do not satisfy the parameters of this Agreement, nor will the Reinsurer be responsible for negligent or deliberate acts or for repetitive errors in administration by the Ceding Company. If either party discovers that the Ceding Company has failed to cede reinsurance as provided in this Agreement, or failed to comply with its reporting requirements, the Reinsurer may require the Ceding Company to audit its records for similar errors and to take the actions necessary to rectify the situation and avoid similar errors in the future.


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                                     29

                                                                  ARTICLE 18

                                                          DISPUTE RESOLUTION

18.1 In the event of a dispute, the parties agree to the following process of dispute resolution. Within fifteen (15) days after the Reinsurer or the Ceding Company has first given the other party written notification of a specific dispute, each party will appoint a designated company officer to attempt to resolve the dispute. The officers will meet at a mutually agreeable location as soon as possible and as often as necessary, in order to gather and furnish the other with all appropriate and relevant information concerning the dispute. The officers will discuss the problem and will negotiate in good faith without the necessity of any formal arbitration proceedings. During the negotiation process, all reasonable requests made by one officer to the other for information will be honored. The designated officers will decide the specific format for such discussions.

       If the officers cannot resolve the dispute within sixty (60) days of their first meeting, the dispute will be submitted to formal arbitration, unless the parties agree in writing to extend the negotiation period for an additional sixty (60) days.


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                                     30

                                                                  ARTICLE 19

                                                                 ARBITRATION

19.1 It is the intention of the Reinsurer and the Ceding Company that the customs and practices of the life insurance and reinsurance industry will be given full effect in the operation and interpretation of this Agreement. The parties agree to act in all matters with the highest good faith. However, if the Reinsurer and the Ceding Company cannot mutually resolve a dispute that arises out of or relates to this Agreement, and the dispute cannot be resolved through the dispute resolution process described in Article 18 - Dispute Resolution, the dispute will be decided through arbitration as a precedent to any right of action hereunder.

       To initiate arbitration, either the Ceding Company or the Reinsurer will notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent will respond to the notification in writing within fifteen (15) days of its receipt.

       There will be three arbitrators who will be current or former officers of life insurance or life reinsurance companies other than the parties to this Agreement, their affiliates or subsidiaries. Each of the parties will appoint one of the arbitrators and these two arbitrators will select the third. If either party refuses or neglects to appoint an arbitrator within sixty (60) days of the initiation of the arbitration, the other party may appoint the second arbitrator. If the two arbitrators are unable to agree upon the selection of a third arbitrator within 30 days following their appointment, each arbitrator shall nominate three candidates within 10 days thereafter, two of whom the other shall decline and the decision shall be made by drawing lots.

       Once chosen, the arbitrators are empowered to select the site of the arbitration and decide all substantive and procedural issues by a majority of votes. As soon as possible, the arbitrators will establish arbitration procedures as warranted by the facts and issues of the particular case. The arbitrators will have the power to determine all procedural rules of the arbitration including but not limited to inspection of documents, examination of witnesses and any other matter relating to the conduct of the arbitration. The arbitrators may consider any relevant evidence; they will weigh the evidence and consider any objections. Each party may examine any witnesses who testify at the arbitration hearing.

       The arbitrators will base their decision on the terms and conditions of this Agreement and the customs and practices of the life insurance and reinsurance industries rather than on strict interpretation of the law. The decision of the arbitrators will be made by majority rule and will be submitted in writing. The decision will be final and binding on both parties and there will be no appeal from the decision. Either party to the arbitration may petition any court having jurisdiction over the parties to reduce the decision to judgment.


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                                     31

       Unless the arbitrators decide otherwise, each party will bear the expense of its own arbitration activities, including its appointed arbitrator and any outside attorney and witness fees. The parties will jointly and equally bear the expense of the third arbitrator and other costs of the arbitration.


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                                     32

                                                                  ARTICLE 20

                                                             CONFIDENTIALITY

20.1 The Ceding Company and the Reinsurer agree that Customer and Proprietary Information will be treated as confidential. Customer Information includes, but is not limited to, medical, financial, and other personal information about proposed, current, and former policyowners, insureds, applicants, and beneficiaries of policies issued by the Ceding Company. Proprietary Information includes, but is not limited to, business plans and trade secrets, mortality and lapse studies, underwriting manuals and guidelines, applications and contract forms, and the specific terms and conditions of this Agreement.

       Customer and Proprietary Information will not include information that:
       (a) is or becomes available to the general public through no fault of the party receiving the Customer or Proprietary Information (the "Recipient");
       (b) is independently developed by the Recipient;
       (c) is acquired by the Recipient from a third party not covered by a confidentiality agreement; or
       (d) is disclosed under a court order, law or regulation.

       The parties will not disclose such information to any other parties unless agreed to in writing, except as in accordance with the fulfillment of the terms of this Agreement, including but not limited to the Reinsurer's retrocessionaires and the Reinsurer's affiliates, or as requested by external auditors, as required by court order, or as required or allowed by law or regulation.

       The Ceding Company acknowledges that the Reinsurer can aggregate data with other companies reinsured with the Reinsurer as long as the data cannot be identified as belonging to the Ceding Company.


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                                     33

                                                                  ARTICLE 21

                                                                SEVERABILITY

21.1 If any provision of this Agreement is determined to be invalid or unenforceable, such determination will not impair or affect the validity or the enforceability of the remaining provisions of this Agreement. In addition, if any provision or term is held invalid, illegal or unenforceable, the parties will attempt in good faith to renegotiate this Agreement to carry out the original intent of the parties.


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                                     34

                                                                  ARTICLE 22

                                                       DURATION OF AGREEMENT

22.1 This Agreement is unlimited as to its duration. The Ceding Company or the Reinsurer may terminate this Agreement with respect to the reinsurance of new business by giving 90 days written notice of termination to the other party, sent by certified mail. The first day of the notice period is deemed to be the date the document is postmarked.

       During the notification period, the Ceding Company will continue to cede and the Reinsurer will continue to accept policies covered under the terms of this Agreement. Reinsurance coverage on all reinsured policies will remain in force until the termination or expiry of the policies or until the contractual termination of reinsurance under the terms of this Agreement. The Reinsurer's acceptance will be subject to both the terms of this Agreement and the Ceding Company's payment of applicable reinsurance premiums.

       In addition, this Agreement may be terminated immediately for the acceptance of new reinsurance by either party if one of the parties materially breaches this Agreement, or becomes insolvent or financially impaired.


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                                     35

                                                                  ARTICLE 23

                                                                   EXECUTION

23.1 This Agreement is effective as of August 18, 2003, and applies to all eligible policies with issue dates on or after such date, and to eligible policies applied for on or after such date that were backdated for up to six (6) months. This Agreement has been made in duplicate and is hereby executed by both parties.


IDS LIFE INSURANCE COMPANY OF NEW YORK                    [NAME OF REINSURANCE COMPANY]

By:        /s/ Timothy V. Bechtold                        By:       [signature]
           ---------------------------------------------            ------------------------------------------------
           (signature)                                              (signature)

           Timothy V. Bechtold                            Title:    [name]
           ---------------------------------------------            ------------------------------------------------
           (print or type name)                                     (print or type name)

Title:     VP - Insurance                                 Title:    [title]
           ---------------------------------------------            ------------------------------------------------

Date:      12/19/03                                       Date:     12/23/03
           ---------------------------------------------            ------------------------------------------------

Location:  Minneapolis, MN                                Location: [city and state of reinsurance company]
           ---------------------------------------------            ------------------------------------------------
Attest:    /s/ Kevin E. Palmer                                      Attest:   [city and state of reinsurance company]
           ---------------------------------------------            ------------------------------------------------
           (signature)                                              (signature)

Title:     Reinsurance Officer                            Title:    [title]
           ---------------------------------------------            ------------------------------------------------



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                                     A-1

                                                                   EXHIBIT A

RETENTION LIMITS OF THE CEDING COMPANY

A. 1   LIFE INSURANCE

       --------------------------------------------------
            Issue Age*             Retention Limit
                                    (All Ratings)
       --------------------------------------------------
              [ages]               [dollar amount]
       --------------------------------------------------
              [ages]               [dollar amount]
       --------------------------------------------------
              [ages]               [dollar amount]
       --------------------------------------------------
              [ages]               [dollar amount]
       --------------------------------------------------
       * Issue Age of the Oldest of the two joint lives will be used in the determination of the Ceding Company's retention.

       The Ceding Company will maintain its full available retention on the policies issued automatically under this Agreement, to the maximums shown in the table above. Prior retained amounts on all inforce single life and joint life coverages issued by the Ceding Company other than on the VUL III plan will be added together to determine the Ceding Company's available retention for new Succession Select policies. The Ceding Company's retention will be filled in the following order: existing inforce policies other than VUL III, Base Succession Select policy, Survivor Term Rider, Four-Year Term Rider.

       It is understood that the Ceding Company's retention on facultative policies will be determined on a case-by-case basis.


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                                     B-1

                                                                   EXHIBIT B

PLANS COVERED AND BINDING LIMITS

The business reinsured under this Agreement is defined as follows:

B.1    PLANS, RIDERS AND BENEFITS

       Policies issued on plans with effective dates within the applicable period shown below may qualify for reinsurance under the terms of this Agreement. It is understood that policies may be backdated by up to six months from the date shown below.

                                        COMMENCEMENT             TERMINATION
       PLAN IDENTIFICATION                  DATE                    DATE
       ---------------------------------------------------------------------

       Succession Select
       (Variable JLLS UL)
       Form 39090                      August 18, 2003

       Benefit & Riders:
       -Survivor Term Rider            August 18, 2003
       -Policy Split Option Rider      August 18, 2003
       -Four-Year Term Rider           August 18, 2003

B.2    BASIS

       The Ceding Company will reinsure 100% of the excess over its retention stated in Exhibit A. Only mortality risk will be reinsured. Cessions may be automatic, capacity facultative or non-capacity facultative.


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                                     B-2

B.3    AUTOMATIC BINDING LIMITS

       Life
       ----

       ---------------------------------------------------
           Oldest Issue          Maximum Pool Autobind
                Age
       ---------------------------------------------------
              [ages]                [dollar amount]
       ---------------------------------------------------
              [ages]                [dollar amount]
       ---------------------------------------------------
              [ages]                [dollar amount]
       ---------------------------------------------------
              [ages]                [dollar amount]
       ---------------------------------------------------

       The Ceding Company may not cede reinsurance automatically if the sum of all amounts in force and applied for on the joint lives with the Ceding Company, excluding amounts being internally replaced, exceed the above Automatic Binding Limits.

       The above automatic binding limits are also subject to the Ceding Company's age and insurability procedures for the Succession Select product, as outlined in subsection B.6 of this Exhibit.

B.4    JUMBO LIMITS

       The Ceding Company will not cede any risk automatically if, according to information available to the Ceding Company, the total amount in force and applied for on the joint lives with all insurance companies, including any amount to be replaced, exceeds the applicable amounts shown below.

       Life
       ----

       ------------------------------------------------
           Oldest Issue            Jumbo Limit
               Age
       ------------------------------------------------
              [ages]             [dollar amount]
       ------------------------------------------------
              [ages]             [dollar amount]
       ------------------------------------------------
              [ages]             [dollar amount]
       ------------------------------------------------
              [ages]             [dollar amount]
       ------------------------------------------------

B.5    CESSION LIMITS

       Minimum Initial Cession: None. The Ceding Company will retain up to an
       -----------------------
       additional 10% over its maximum retention in order to avoid trivial amounts of reinsurance.


IDSL-NY Succession Select Treaty

B.6    AUTOMATIC CESSIONS

       a) Issue age and rating restrictions are shown in the following table. The youngest insured must be between the ages of 15 -
             85. The minimum life expectancy for each of the two lives is one year.

             --------------------------------------------------------------------------------------------------
                                             MAXIMUM TABLE RATING AVAILABLE TO
                                                 THE YOUNGEST APPLICANT IF
                                         THE OLDEST APPLICANT'S CLASSIFICATION IS:
             --------------------------------------------------------------------------------------------------
               YOUNGEST APPLICANT'S
                    AGE GROUP*                 STANDARD              SUBSTANDARD              UNINSURABLE
                    ----------                 --------              -----------              -----------
             --------------------------------------------------------------------------------------------------
                      [ages]
             --------------------------------------------------------------------------------------------------
                      [ages]
             --------------------------------------------------------------------------------------------------
                      [ages]
             --------------------------------------------------------------------------------------------------
                      [ages]
             --------------------------------------------------------------------------------------------------
                      [ages]
             --------------------------------------------------------------------------------------------------

             * If both applicants are in the same age group, use the lower rated applicant as the youngest applicant. For example, if both applicants are ages 81 - 85, the Ceding Company can issue up to D/D or Standard/Uninsurable.

       b)    Definition of substandard (as opposed to uninsurable):

             -------------------------------------------------------------------
                          [ages]
             -------------------------------------------------------------------
                          [ages]
             -------------------------------------------------------------------
                          [ages]
             -------------------------------------------------------------------
                          [ages]
             -------------------------------------------------------------------

       c)    Definition of (acceptable) uninsurable:

             For the purposes of this Agreement, a risk will be classed as uninsurable if it is assessed at a table rating higher than the substandard limits above and if the life expectancy is at least one year.

       d) The Reinsurer's share of the total automatic pool will be [PERCENTAGE].


IDSL-NY Succession Select Treaty

B.7    FACULTATIVE CESSIONS

       For facultative policies, the Reinsurer's share will be determined on a case-by-case basis, subject to the terms of the Reinsurer's facultative offer.

B.8    INTERNATIONAL CLIENTS

       The Ceding Company may cede reinsurance automatically on international clients who meet the financial and medical criteria listed in the Ceding Company's "Guidelines for Underwriting International Clients" and are standard or preferred based on [name of reinsurance company]'s Foreign Risk Guidelines for individual countries.

       If an international client meets the Ceding Company's financial and medical criteria, but requires a flat extra based on [name of reinsurance company]'s Foreign Risk Guidelines, the Ceding Company may cede reinsurance automatically only after consultation with an [name of reinsurance company] International Team underwriter. The consultation must be documented in the underwriting file.

       If an international client does not meet the Ceding Company's financial or medical criteria or requires individual consideration under [name of reinsurance company]'s Foreign Risk Guidelines, reinsurance may not be ceded automatically.


IDSL-NY Succession Select Treaty

                                                                   EXHIBIT C

FORMS, MANUALS, AND ISSUE RULES

C.1 The Ceding Company affirms that its retention schedule, underwriting guidelines, issue rules, premium rates and policy forms applicable to the Reinsured Policies and in use as of the effective date, have been supplied to the Reinsurer.

       Some examples of non-customary underwriting practices that are not accepted for automatic reinsurance under this Agreement are table-shaving programs, guaranteed issue, any form of simplified underwriting, short-form applications, any form of non-customary non-medical underwriting limits, or internal or external policy exchanges, other than as described in Article 8.2 of this Agreement. An example of an unacceptable issue practice that is not accepted for automatic reinsurance under this Agreement is the issuance of a policy that has contestability or suicide clauses with time limitations that are shorter than the maximum allowed by state law.

       The Ceding Company will promptly notify the Reinsurer of any proposed material changes in its underwriting guidelines. This Agreement will not extend to policies issued pursuant to such changes unless the Reinsurer has consented in writing to accept policies subject to such changes.

       It is the Ceding Company's responsibility to ensure that its practice and applicable forms are in compliance with current Medical Information Bureau (MIB) guidelines.


IDSL-NY Succession Select Treaty

                                                                   EXHIBIT D

REINSURANCE PREMIUMS

D.1    LIFE

       a) Plans covered under this Agreement will be reinsured on a YRT basis. YRT reinsurance premiums for the Base Plan, Survivor Term Rider, and Four-Year Term Rider will be frasierized joint premiums based on the individual ALB Annual Cost of Insurance
             (COI) rates, attached to this Exhibit D, less allowances. After allowances are applied, YRT reinsurance premiums are subject to a minimum rate of [dollar amount] per [dollar amount] of reinsured risk amount in years 2 +.

               SUCCESSION SELECT REINSURANCE ALLOWANCES FOR BASE PLAN
                               AND SURVIVOR TERM RIDER
                          (YEAR 1 ALLOWANCE IS ALWAYS 100%)

                                                          Year 2 +
                  ------------------------------------------------------
                    2 Preferred                         [percentage]
                  ------------------------------------------------------
                    Preferred, Standard Non-Tobacco     [percentage]
                  ------------------------------------------------------
                    Preferred, Tobacco                  [percentage]
                  ------------------------------------------------------
                    2 Standard Non-Tobacco              [percentage]
                  ------------------------------------------------------
                    Standard Non-Tobacco, Tobacco       [percentage]
                  ------------------------------------------------------
                    2 Tobacco                           [percentage]
                  ------------------------------------------------------

             SUCCESSION REINSURANCE ALLOWANCES FOR FOUR-YEAR TERM RIDER
                          (YEAR 1 ALLOWANCE IS ALWAYS 100%)

                                                          Year 2 +
                  ------------------------------------------------------
                    2 Preferred                         [percentage]
                  ------------------------------------------------------
                    Preferred, Standard Non-Tobacco     [percentage]
                  ------------------------------------------------------
                    Preferred, Tobacco                  [percentage]
                  ------------------------------------------------------
                    2 Standard Non-Tobacco              [percentage]
                  ------------------------------------------------------
                    Standard Non-Tobacco, Tobacco       [percentage]
                  ------------------------------------------------------
                    2 Tobacco                           [percentage]
                  ------------------------------------------------------

D.2    AGE BASIS

       Age Last Birthday


IDSL-NY Succession Select Treaty

D.3    POLICY FEES

       The Reinsurer will not participate in any policy fees.

D.4    SUBSTANDARD RATINGS

       Where a substandard table rating is applied, or on an uninsurable life, the underlying COI rates will be multiplied by the amount shown in the following table, and then reinsurance allowances applied after frasierizing.

       -----------------------------------------------------------------------
           RATING          MULTIPLIER           RATING          MULTIPLIER
       -----------------------------------------------------------------------
              A           [percentage]            N            [percentage]
       -----------------------------------------------------------------------
              B           [percentage]            O            [percentage]
       -----------------------------------------------------------------------
              C           [percentage]            P            [percentage]
       -----------------------------------------------------------------------
              D           [percentage]            Q            [percentage]
       -----------------------------------------------------------------------
              E           [percentage]            R            [percentage]
       -----------------------------------------------------------------------
              F           [percentage]            T            [percentage]
       -----------------------------------------------------------------------
              G           [percentage]            U            [percentage]
       -----------------------------------------------------------------------
              H           [percentage]            V            [percentage]
       -----------------------------------------------------------------------
              I           [percentage]            W            [percentage]
       -----------------------------------------------------------------------
              J           [percentage]            X            [percentage]
       -----------------------------------------------------------------------
              K           [percentage]            Y            [percentage]
       -----------------------------------------------------------------------
              L           [percentage]            Z            [percentage]
       -----------------------------------------------------------------------
              M           [percentage]
       -----------------------------------------------------------------------

       Premium rates for facultative cessions will be the same as for automatic cessions.

D.5    FLAT EXTRAS

       Temporary and permanent flat extras are not used directly for joint coverages; rather, they are converted using an internal table to a substandard table rating.

D.6    RIDERS AND BENEFITS

       Premium for the Policy Split Option Rider is [dollar amount] per [dollar amount] of the sum of the ceded specified amount of the Base Plan and Survivor Term Rider. Allowances for the Policy Split Option Rider are 100% in the first year and 0% in subsequent years.


IDSL-NY Succession Select Treaty

       SUCCESSION SELECT CURRENT INDIVIDUAL COI--FOR FRASIERIZED JOINT COI CALCULATION

                             Male             Male          Male           Female           Female        Female
        Attained        Preferred         Standard      Standard        Preferred         Standard      Standard
             age        Nonsmoker        Nonsmoker        Smoker        Nonsmoker        Nonsmoker        Smoker
             ---        ---------        ---------        ------        ---------        ---------        ------
               0
               1
               2
               3
               4
               5
               6
               7
               8
               9
              10
              11
              12
              13
              14
              15
              16
              17
              18
              19
              20
              21
              22
              23
              24
              25
              26
              27
              28
              29
              30
              31
              32
              33
              34
              35
              36
              37
              38
              39
              40

IDSL-NY Succession Select Treaty



                                    D-4

       SUCCESSION SELECT CURRENT INDIVIDUAL COI--FOR FRASIERIZED JOINT COI CALCULATION

                            Male             Male          Male          Female           Female        Female
        Attained       Preferred         Standard      Standard       Preferred         Standard      Standard
             age       Nonsmoker        Nonsmoker        Smoker       Nonsmoker        Nonsmoker        Smoker
             ---       ---------        ---------        ------       ---------        ---------        ------
              41
              42
              43
              44
              45
              46
              47
              48
              49
              50
              51
              52
              53
              54
              55
              56
              57
              58
              59
              60
              61
              62
              63
              64
              65
              66
              67
              68
              69
              70
              71
              72
              73
              74
              75
              76
              77
              78
              79
              80
              81
              82
              83
              84
              85



IDSL-NY Succession Select Treaty



                                    D-5

       SUCCESSION SELECT CURRENT INDIVIDUAL COI--FOR FRASIERIZED JOINT COI CALCULATION

                              Male             Male          Male          Female           Female        Female
          Attained       Preferred         Standard      Standard       Preferred         Standard      Standard
               age       Nonsmoker        Nonsmoker        Smoker       Nonsmoker        Nonsmoker        Smoker
               ---       ---------        ---------        ------       ---------        ---------        ------
                86
                87
                88
                89
                90
                91
                92
                93
                94
                95
                96
                97
                98
                99



IDSL-NY Succession Select Treaty

                                                                   EXHIBIT E

SELF-ADMINISTERED REPORTING

E.1 The Ceding Company will self-administer all reinsurance reporting. The Ceding Company will send the Reinsurer the reports listed below at the frequency specified.

                   MONTHLY TRANSACTION REPORTS

                   1.      New Business
                   2.      First Year - Other than New Business
                   3.      Renewal Year
                   4.      Changes and Terminations
                   5.      Accounting Information

                   QUARTERLY PERIODIC REPORTS

                   6.      Statutory Reserve Information
                   7.      Policy Exhibit Information
                   8.      Inforce

       A brief description of the data requirements follows below.

       TRANSACTION REPORTS

       The Ceding Company will report policy data using the Quasar (R2) system.

       1.    NEW BUSINESS
             ------------
             This report will include new issues only, the first time the policy is reported to the Reinsurer. Automatic and Facultative business will be identified separately.

       2.    FIRST YEAR - OTHER THAN NEW BUSINESS
             ------------------------------------
             This report will include policies previously reported on the new business detail and still in their first duration, or policies involved in first year premium adjustments.

       3.    RENEWAL YEAR
             ------------
             All policies with renewal dates within the Accounting Period will be listed.

       4.    CHANGES AND TERMINATIONS
             ------------------------
             Policies affected by a change during the current reporting period will be included in this report. Type of change or termination activity must be clearly identified for each policy.

             The Ceding Company will identify the following transactions either by separate listing or unique transaction codes:
             Terminations, Reinstatements, Changes,



IDSL-NY Succession Select Treaty

             Conversions, and Replacements. For Conversions and
             Replacements, the Ceding Company will report the original policy date, as well as the current policy date.

       5.    ACCOUNTING INFORMATION
             ----------------------
             Premiums and allowances will be summarized for Life coverages, Benefits, and Riders by the following categories: Automatic and Facultative, First Year and Renewals.

       PERIODIC REPORTS

       6.    STATUTORY RESERVE INFORMATION
             -----------------------------
             Statutory reserves will be summarized for Life coverages, Benefits and Riders. The Ceding Company will specify the reserve basis used.

       7.    POLICY EXHIBIT INFORMATION
             --------------------------
             This is a summary of transactions during the current period and on a year-to-date basis, reporting the number of policies and reinsured amount.

       8.    INFORCE
             -------
             This is a detailed report of each policy in force.


IDSL-NY Succession Select Treaty

                                                                                                         EXHIBIT F

                                     APPLICATION FOR FACULTATIVE REINSURANCE
SUBMITTED TO: _______________________   _______________________   _______________________   ______________________
(Reinsurers)

FROM: ____________________________________________________     DATE: _____________________________________________
(Ceding Company)
POLICY NUMBER:      _________________________      INCREASING AMOUNT:       YES _____________     NO _____________

PLAN NAME:          _________________________      IF INCREASING, ULTIMATE AMOUNT:  ______________________________

                                                              BIRTH DATE                TOBACCO      PREF
LAST NAME             FIRST               MIDDLE              M/D/Y           SEX       USE          CLASS
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
JOINT INSURED
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

                               -----------------------------------------------------------------------------------
                                         LIFE              SPECIFY OTHERS, E.G. SECOND LIFE, WAIVER, ADB, ETC.
------------------------------------------------------------------------------------------------------------------
PREVIOUS INFORCE WITH CO.:
------------------------------------------------------------------------------------------------------------------
OF WHICH WE RETAIN:
------------------------------------------------------------------------------------------------------------------
NOW APPLYING FOR:
------------------------------------------------------------------------------------------------------------------
OF WHICH WE WILL RETAIN:
------------------------------------------------------------------------------------------------------------------
REINS. AMOUNT APPLIED FOR:
------------------------------------------------------------------------------------------------------------------

IN EXCESS OF JUMBO:  YES _________     NO _________     IF REPLACEMENT:  INTERNAL _________     EXTERNAL _________

OUR MORTALITY ASSESSMENT: _______________________       SPECIAL RISK FEATURES:  __________ AVIATION
(TABLE &/OR FLAT EXTRA)                                                         __________ FOREIGN/TRAVEL
                                                                                __________ OCCUPATION/AVOCATION

-------------------------------------------------------  ---------------------------------------------------------
ENCLOSED REQUIREMENTS                                      REQUIREMENTS TO FOLLOW
-------------------------------------------------------  ---------------------------------------------------------

-------------------------------------------------------  ---------------------------------------------------------

-------------------------------------------------------  ---------------------------------------------------------

-------------------------------------------------------  ---------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
REMARKS



------------------------------------------------------------------------------------------------------------------

UNDERWRITING CONTACT:  _____________________________________         TEL #:  _____________________________________

                                                                    E-MAIL:  _____________________________________

[logo]

UNITED STATES OF AMERICA

[name]

[title]


November 20, 2003


[name]
Appointed Actuary
IDS Life Insurance Company of New York
50814 AXP Financial Center
Minneapolis, MN 55474

Re: Compliance with Applicable Law and Regulations

Dear Mr. Caswell:

As you are aware, there are a number of laws and regulations applicable to the business you issue and we reinsure. For example, the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") administers and enforces economic sanctions against countries, entities and groups of individuals, such as terrorists and narcotics traffickers that may threaten the security of our country. These sanctions allow for the blocking of assets and install trade restrictions to accomplish foreign policy and national security goals. Additionally, U.S. persons, including institutions, are restricted from transacting business and distributing assets to individuals and companies reflected on a list as published periodically by OFAC. Collectively, such individuals and companies are called "Specially Designated Nationals and Blocked Persons" or "SDNs." Any property in which an SDN has an interest (such as a life insurance policy) shall be blocked.

Our reinsurance agreements are affected as OFAC takes the position that (a) reinsurance of a risk that cannot be insured under OFAC regulations is also a violation of OFAC regulations, since it represents "indirect" participation in a transaction that is prohibited; and (b) reinsurance treaties should exclude such a risk. In addition, a reinsurer is directly prohibited from participating in a transaction that would, on its own, violate any OFAC regulations.



[address, city and state of reinsurance company]

While we have installed processes designed to comply with U.S. laws and regulations, we rely on your company to comply with OFAC sanctions laws and serve as the first line defense against OFAC violations. In view of OFAC's position, we believe we are not permitted to do business with any companies on the SDN list or with ties to prohibited countries, nor are we permitted to reinsure a risk on the SDN list or with ties to a prohibited country or provide payment of a death benefit that would provide a monetary benefit to a SDN or a prohibited country, including its citizens.

We also believe that ceding companies insuring non-U.S. lives present a slightly higher risk since the non-U.S. lives may be more prone to appear on the SDN list or be associated with a prohibited country. If our reinsurance agreements with you include coverage for non-U.S. lives, we have the following expectations to assist with our compliance with U.S. law:

     o A policy shall not be reinsured if its issuance, maintenance or performance would be in violation of any sanctions laws administered by OFAC, as such laws may be amended from time to time.

     o The ceding company shall have reasonable procedures in place such that it shall not knowingly accept money or issue insurance for illegal tax avoidance.

     o A reinsured death claim shall not be payable if such a payment would cause us to be in violation of any laws, regulations, judicial and administrative orders including but not limited to OFAC regulations.

We suggest you file a copy of this letter with each of your reinsurance agreements with us. Future agreements will include specific language to assure we are making best efforts to be in compliance with applicable laws and regulations. If you have questions with respect to OFAC or other related matters, please do not hesitate to contact [name] at [phone number].

Sincerely,


[signature]


[name]
[title]


[address, city and state of reinsurance company]